                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        ARPEGGIO ACQUISITION CORPORATION,

                            HILL INTERNATIONAL, INC.

                                       AND

                               THE STOCKHOLDERS OF
                            HILL INTERNATIONAL, INC.

                          DATED AS OF DECEMBER 5, 2005

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of December
5, 2005, by and among Arpeggio Acquisition Corporation, a Delaware corporation
("Parent"), Hill International, Inc., a Delaware corporation ("Company"), and each of the persons listed under the caption "Stockholders" on the signature page hereof, such persons being all of the stockholders of the Company (each a
"Stockholder" and, collectively, the "Stockholders."

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and Company intend to enter into a business combination transaction by means of a merger of the Company with and into Parent, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of common stock of Parent.

     B. The Boards of Directors of each of the Company and Parent have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of
1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in
Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, the Company shall be merged with and into
Parent (the "Merger"), the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation. Parent as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the
Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL a Certificate of Merger (the "Certificate of Merger")
(the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term
"Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including the
Company Schedule and the Parent Schedule, as defined in the preambles to
Articles II and III hereof, respectively). Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing")
shall take place at the offices of Graubard Miller, counsel to Parent, 405
Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing
(the "Closing Date"). Closing signatures may be transmitted by facsimile.

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the
DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of
     Parent, a copy of which is annexed hereto as Exhibit A, as amended as contemplated by this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

               (b) Also, at the Effective Time, the Bylaws of Parent, a copy of which is annexed hereto as Exhibit B, shall be the Bylaws of the Surviving
     Corporation.

     1.5 Effect on Capital Stock. Subject to the terms and conditions of this
Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of the Company or the holders of any of the securities of the Company, the following shall occur:

          (a) Conversion of Company Common Stock. Other than any shares to be canceled pursuant to Section 1.5(c), each share of common stock, par value
     $0.01, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically converted
     (subject to Section 1.5(e)) into (i) the number of shares of common stock, par value $0.0001, of Parent ("Parent Common Stock") equal to (A)
     14,500,000 divided by (B) the Outstanding Common Stock Number plus (ii) the right to receive that number of EBIT Shares (as defined in Section

                                        2

     1.18(a)) for each year with respect to which EBIT Shares are issuable equal to (C) the number of EBIT Shares issuable with respect to such year divided by (D) the Outstanding Common Stock Number. As used herein, "Outstanding
     Common Stock Number" means the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. The numbers of shares of Parent Common Stock issuable pursuant to this Section 1.5(a) (including
     EBIT Shares) that would otherwise be issued to Persons who exercise their appraisal rights pursuant to Section 262 of the DGCL shall not be issued to such persons and shall be canceled.

          (b) Certificates for Shares. Certificates representing the shares of
     Parent Common Stock issuable pursuant to clause (i) of Section 1.5(a)
     ("Base Shares") shall be issued to the holders of certificates representing the shares of Company Common Stock ("Company Certificates") upon surrender of the Company Certificates in the manner provided in Section 1.6 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section
     1.8). Each holder shall be issued separate certificates for such holder's
     Escrow Shares (as defined in Section 1.14) and for the remaining number of shares of Parent Common Stock to which such holder is entitled.
     Certificates for shares of Parent Common Stock representing EBIT Shares shall be issued to the Persons who have surrendered Company Certificates within five (5) days following the release of the audited financial statements of Parent for the year with respect to which such EBIT Shares are issuable.

          (c) Cancellation of Treasury and Parent-Owned Stock. Each share of
     Company Common Stock held by the Company or owned by Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

          (e) Adjustments to Exchange Ratios. The numbers of shares of Parent
     Common Stock that the holders of the Company Common Stock are entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, and each holder of shares of
     Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of
     Parent Common Stock that otherwise would be received by such holder) shall, upon compliance with Section 1.6, receive from Parent, in lieu of such fractional share, one (1) share of Parent Common Stock.

     1.6 Surrender of Certificates.

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          (a) Exchange Procedures. Upon surrender of Company Certificates at the
     Closing, the holders of such Company Certificates shall receive in exchange therefor certificates representing the Base Shares into which their shares of Company Common Stock shall be converted at the Effective Time, less the
     Escrow Shares (as defined in Section 1.11), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding
     Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable number of shares of
     Parent Common Stock issuable pursuant to Section 1.5(a).

          (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Parent Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such Company Certificates. Subject to applicable law, following surrender of any such Company Certificates with a properly completed letter of transmittal, Parent shall promptly deliver to the record holders thereof, without interest, the certificates representing shares of Parent
     Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective
     Time theretofore paid with respect to such shares of Parent Common Stock.

          (c) Transfers of Ownership. If certificates representing shares of
     Parent Common Stock are to be issued in a name other than that in which the
     Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to
     Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent
     Common Stock in any name other than that of the registered holder of the
     Company Certificates surrendered, or established to the satisfaction of
     Parent or any agent designated by it that such tax has been paid or is not payable.

          (d) Required Withholding. Each Parent and the Surviving Corporation
     shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (e) No Liability. Notwithstanding anything to the contrary in this
     Section 1.6, neither Parent, the Surviving Corporation, the Company nor any
     other party hereto shall be liable to a holder of shares of Parent Common
     Stock or Company Common Stock for

                                        4

     any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.7 No Further Ownership Rights in Company Stock. All shares of Parent
Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of
Company Common Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the
Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article
I.

     1.8 Lost, Stolen or Destroyed Certificates. In the event that any Company
Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the certificates representing the shares of Parent Common Stock that the shares of Company Common
Stock formerly represented by such Company Certificates were converted into and any dividends or distributions payable pursuant to Section 1.6(b); provided, however, that, as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and other distributions, the owner of such lost, stolen or destroyed Company Certificates shall indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

     1.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.
The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(G) AND 1.368-3(A) of the United States Income Tax
Regulations.

     1.10 Taking of Necessary Action; Further Action. If, at any time after the
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company will take all such lawful and necessary action.

     1.11 Escrow. As the sole remedy for the indemnity obligations set forth in
Article VII, at the Closing, the Persons receiving shares of Parent Common Stock to be issued as a result of the Merger shall deposit in escrow twelve percent
(12%) of the Base Shares received by such Persons as a result of the Merger (the
"Escrow Shares"), which shares shall be allocated among the Persons entitled to receive them in the same proportions as the shares of Parent Common Stock are allocated among them, all in accordance with the terms and conditions of the
Escrow Agreement to be entered into at the Closing between Parent, the Company
Stockholder Representative (the "Representative") (who shall be Irvin E. Richter until a successor is appointed pursuant to Section 1.14(b)) and Continental
Stock Transfer & Trust Company, as Escrow Agent, in the

                                        5

form annexed hereto as Exhibit C (the "Escrow Agreement"). Of the Escrow Shares,
one-sixth thereof (the "Tax Indemnity Shares") shall be applied to indemnification only with respect to Tax Indemnification Claims (as hereinafter defined) and five-sixths thereof (the "Basic Indemnity Shares") shall be applied to indemnification with respect to all other matters with respect to which
Parent is entitled to indemnification hereunder. On the first business day following the date (the "Escrow Termination Date") that is thirty (30) days after the date on which Parent has filed its Report on Form 10-K pursuant to the
Securities Exchange Act of 1934, as amended ("Exchange Act"), for its 2006 fiscal year, the Escrow Agent shall deliver the Basic Indemnity Shares, less any of such shares applied in satisfaction of a claim for indemnification and any of such shares related to a claim for indemnification that is then unresolved, to each such Person in the same proportions as initially deposited in escrow. Any
Basic Indemnity Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such Persons promptly upon such resolution. All Tax Indemnity Shares and any Basic Indemnity Shares, to the
extent not applied in satisfaction of a claim for indemnification, will be so distributed to such Persons on the first business day following December 31,
2010 (the "Tax Escrow Termination Date"), notwithstanding that the claim to which they relate has not been resolved. As used herein, "Tax Indemnification
Claim" means a claim for indemnification pursuant to Article VII with respect to
(i) a breach of the representations and warranties set forth in Section 2.15 and
(ii) the matters referred to in Schedule 2.15.

     1.12 Rule 145. All shares of Parent Common Stock issued pursuant to this
Agreement to "affiliates" of the Company listed in Schedule 1.12 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities
Act and all certificates representing such shares shall bear an appropriate restrictive legend.

     1.13 Stockholder Matters.

          (a) By his, her or its execution of this Agreement, each Stockholder, in his, her or its capacity as a stockholder of the Company, hereby approves and adopts this Agreement and authorizes the Company, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of each
     Stockholder for purposes of Section 228 of the DGCL.

          (b) Each Stockholder, for itself only, represents and warrants as follows: (i) all Parent Common Stock to be acquired by such Stockholder pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof other than, with respect to
     Stockholders that are entities, transfers to its stockholders, partners or members; (ii) it understands that he, she or it must bear the economic risk of the investment in the Parent Common Stock, which cannot be sold by he, she or it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent's behalf concerning the business and operations of Parent and to obtain any

                                        6

     additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he, she or it has had access to the Parent SEC Reports filed prior to the date of this
     Agreement. Each Stockholder acknowledges, as to himself, herself or itself only, that (v) he, she or it is either (A) an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (B)
     a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Parent; and (vi) he, she or it understands that the certificates representing the Parent Common Stock to be received by he, she or it may bear legends to the effect that the Parent Common Stock may not be transferred except upon compliance with (C) the registration requirements of the Securities Act (or an exemption therefrom) and (D) the provisions of this Agreement. Each Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.13(b).

          (c) Each Stockholder, for himself, herself or itself, represents and warrants that the execution and delivery of this Agreement by such
     Stockholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a
     "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended ("Securities Act"), the Exchange
     Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a
     Material Adverse Effect (as defined in Section 10.2(a)) on such Stockholder or the Company or, after the Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     1.14 Committee and Representative for Purposes of Escrow Agreement.

          (a) Parent Committee. Prior to the Closing, the Board of Directors of
     Parent shall appoint a committee consisting of one or more of its then members to act on behalf of Parent to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Parent's right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an "independent" director of
     Parent and who has not had any relationship with the Company prior to the
     Closing. Such committee is intended to be the "Committee" referred to in
     Article VII hereof and the Escrow Agreement.

          (b) Representative. The Stockholders hereby designate Irvin E. Richter to represent the interests of the Persons entitled to receive cash and
     Parent Common

                                        7

     Stock as a result of the Merger for purposes of the Escrow Agreement. If such Person ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within 10 business days after the Representative has ceased to serve, those members of the Board of Directors of Parent who were directors of the Company prior to the Closing shall appoint as successor a Person who was a former stockholder of the Company or such other Person as such members shall designate. Such Person or successor is intended to be the "Representative"
     referred to in Section 1.11 and Article VII hereof and the Escrow
     Agreement.

     1.15 Outstanding Company Derivative Securities. The Company shall arrange that the holders of all outstanding options, warrants and other derivative securities of the Company exercise such securities prior to the Effective Time.
Such exercise may be made contingent upon the occurrence of the Closing.

     1.16 Notice to Holders of Derivative Securities. As promptly as practicable after the execution of this Agreement, the Company, after consultation with
Parent, shall give the holders of derivative securities of the Company, other than the Stockholders, notice of the written consent of the Stockholders pursuant to Section 1.13(a).

     1.17 Shares Subject to Appraisal Rights.

          (a) Notwithstanding Section 1.5 hereof, Dissenting Shares (as hereinafter defined) shall not be converted into a right to receive Parent
     Common Stock and the holders thereof shall be entitled only to such rights as are granted by the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the
     DGCL, provided, however, that (i) if any stockholder of the Company who asserts appraisal rights in connection with the Merger (a "Dissenter")
     shall have failed to establish his entitlement to such rights as provided in the DGCL, or (ii) if any such Dissenter shall have effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under the DGCL, the shares of Company Common Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive Parent Common Stock and as provided in Section 1.5. The Company shall give Parent prompt notice of any demands for payment received by the
     Company from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          (b) As used herein, "Dissenting Shares" means any shares of Company
     Common Stock held by stockholders of the Company who are entitled to appraisal rights under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with the DGCL.

                                        8

     1.18 EBIT Shares.

          (a) For each year from 2006 to 2009 with respect to which Parent has
     EBIT (as defined in Section 1.18(b)) equal to or greater than the EBIT
     Target for such year (as defined in Section 1.18(c)), Parent shall issue to the holders of Company Certificates, in the aggregate, pursuant to Section
     1.5(b), for the applicable fiscal year, the following number of shares of
     Parent Common Stock ("EBIT Shares"):

                            2006 - 2,300,000 shares
                            2007 - 2,300,000 shares
                            2008 - 1,000,000 shares
                            2009 - 1,000,000 shares.

          (b) As used herein, "EBIT" means, for the applicable fiscal year, the consolidated earnings of Parent for such year before deduction for interest, taxes and expenses of Parent and the Company arising from the
     Merger deductible in such fiscal year, as determined by the independent public accountants that prepare the audited financial statements of Parent for such year in accordance with generally accepted accounting principles consistently applied, and shall, with respect to the 2006 fiscal year, include the earnings of the Company for the entire twelve (12) month period constituting such year.

          (c) As used herein, "EBIT Target" means, for the applicable fiscal year, the following amount of EBIT:

                              2006 - $ 9,900,000
                              2007 - $13,500,000
                              2008 - $18,400,000
                              2009 - $24,900,000.

          (d) The numbers of shares set forth in Section 1.18(a) shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring on or after the date hereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to the exceptions set forth in Schedule 2 attached hereto (the
"Company Schedule"), the Company hereby represents and warrants to, and covenants with, Parent as follows (as used in this Article II, and elsewhere in this Agreement, the term "Company" includes the Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

                                        9

     2.1 Organization and Qualification.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals")
     necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
     Complete and correct copies of the certificate of incorporation and by-laws
     (or other comparable governing instruments with different names)
     (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, have been heretofore delivered to Parent or Parent's counsel. The Company is not in violation of any of the provisions of the Company's Charter Documents.

          (b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

          (c) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its
     Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") since January 1, 2000. Copies of such Corporate Records of the Company have been made available to Parent or
     Parent's counsel.

          (d) The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since
     January 1, 2000. Copies of such records of the Company have been made available to Parent or Parent's counsel.

     2.2 Subsidiaries.

          (a) The Company has no subsidiaries other than those listed in
     Schedule 2.2 (the "Subsidiaries"). Except as set forth in Schedule 2.2, the
     Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens (as defined in Section 10.2(e)). Except for the
     Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not

                                       10

     obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

          (b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the
     Company to be conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in
     Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent's counsel. No Subsidiary is in violation of any of the provisions of its
     Charter Documents.

          (c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule
     2.2.

          (d) The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its
     Board of Directors (and any committees thereof), similar governing bodies and stockholders since January 1, 2000. Copies of the Corporate Records of each Subsidiary have been heretofore made available to Parent or Parent's counsel.

     2.3 Capitalization.

          (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000 shares of preferred stock, par value $0.01 ("Company Preferred Stock"), of which 6,000,000 shares of
     Company Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date of

                                       11

     this Agreement, all of which shares of Company Common Stock are validly issued, fully paid and nonassessable and are owned by the Persons who are
     Stockholders. Except as set forth in Schedule 2.3(a) hereto and as such
     Schedule may be revised in accordance with the terms of this Agreement, as of the date of this Agreement, no shares of Company Common Stock or Company
     Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock or Company Preferred Stock granted to employees of Company or other parties ("Company Stock Options"). No shares of Company Common Stock or Company Preferred Stock are reserved for issuance upon the exercise of outstanding warrants or other rights (other than Company Stock Options) to purchase Company Common Stock or Company
     Preferred Stock All shares of Company Common Stock and Company Preferred
     Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.
     There are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock
     Option as a result of the Merger. All outstanding shares of Company Common
     Stock and all outstanding Company Stock Options have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in
     Section 2.19). The Company has heretofore delivered to Parent or Parent's counsel true and accurate copies of the forms of documents used for the issuance of Company Stock Options and a true and complete list of the holders thereof, including their names and the numbers of shares of Company
     Common Stock underlying such holders' Company Stock Options.

          (b) Except as set forth in Schedule 2.3(b) hereto or as set forth in
     Section 2.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

          (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

          (d) The authorized and outstanding capital stock or membership interests of each Subsidiary are set forth in Schedule 2.3(d) hereto.
     Except as set forth in Schedule 2.3(d), the Company owns all of the outstanding equity securities of each Subsidiary, free and clear of all
     Liens, either directly or indirectly through one or more other
     Subsidiaries.

                                       12

     There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

     2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this
Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     2.5 No Conflict; Required Filings and Consents. Except as set forth in
Schedule 2.5 hereto:

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i)
     conflict with or violate the Company's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Merger by the stockholders of the Company, conflict with or violate any Legal Requirements (as defined in Section 10.2(c)), (iii) result in any breach of or constitute a default
     (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any "change in control" or similar provision of any Company Contract, except, with respect to clauses
     (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse
     Effect on the Company.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky
     Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the

                                       13

     Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements
     Act of 1976, as amended (the "HSR Act") and the expiration of the required waiting period thereunder, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the
     Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this
     Agreement.

     2.6 Compliance. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements, except for violations which, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect on the Company. The Company is not in default or violation of any term, condition or provision of any applicable Charter
Documents. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person).
The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the
Company.

     2.7 Financial Statements.

          (a) The Company has provided to Parent a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended January 1, 2005 and
     December 27, 2003 (the "Audited Financial Statements"). The Audited
     Financial Statements were prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

          (b) The Company has provided to Parent a correct and complete copy of the unaudited consolidated financial statements of the Company for the nine month period ended September 30, 2005 (the "Unaudited Financial
     Statements"). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance, with the published rules and regulations of any applicable Governmental Entity and with U.S.
     GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the
     Company at the date thereof and the results of its operations and cash flows for the period indicated,

                                       14

     except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the
     Company.

          (c) Since January 1, 2000, the books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

          (d) Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, the accounts and notes receivable of the Company reflected on the balance sheets included in the Audited
     Financial Statements and the Unaudited Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) to the knowledge of the Company, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally, and by general equitable principles, (iii) to the knowledge of the Company, are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and
     (v) are not the subject of any actions or proceedings brought by or on behalf of the Company.

     2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements or in the notes to the Audited Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company's business since September 30, 2005, none of which would have a Material Adverse Effect on the Company.

     2.9 Absence of Certain Changes or Events. Except as set forth in Schedule
2.9 hereto or in the Unaudited Financial Statements, since January 1, 2005, there has not been: (i) any Material Adverse Effect on the Company, (ii) any
declaration, setting aside or payment of any dividend on, or other distribution
(whether in cash, stock or property) in respect of, any of the Company's stock, or any purchase, redemption or other acquisition by the Company of any of the
Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii)
any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the
Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination

                                       15

pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v)
entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section
2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any
Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the
Company, (viii) any issuance of capital stock of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

     2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the
Company, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

     2.11 Employee Benefit Plans.

          (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (collectively, the "Plans") have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such
     Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the
     Company, threatened by any governmental agency with respect to any Plan.
     All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this
     Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

                                       16

          (b) Except as disclosed in Schedule 2.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.12 Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the
Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

     2.13 Restrictions on Business Activities. Except as disclosed in Schedule
2.13 hereto, to the Company's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.14 Title to Property.

          (a) The Company owns no real property and has no options or other contracts under which the Company has a right to acquire any interest in real property.

          (b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the "Personal
     Property") are shown or reflected on the balance sheet included in the
     Audited Financial Statements or the Unaudited Financial Statements, to the
     extent required by U.S. GAAP, as of the dates of such Audited Financial
     Statements and Unaudited Financial Statements. The Company has good and marketable title to the Personal Property owned by it, and all such
     Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements, the Unaudited
     Financial Statements or in Schedule 2.14 hereto, none of which liens or encumbrances is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.
     Schedule 2.14 also contains a list of all leases of real property and
     Personal Property held by the Company.

          (c) All leases pursuant to which Company leases from others material real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the

                                       17

     lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material
     Adverse Effect on the Company.

     2.15 Taxes.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or
     "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

          (b) Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

               (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due and payable on such Returns.

               (ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

               (iii) The Company is not delinquent in the payment of any
          material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) To the knowledge of the Company, no audit or other
          examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

               (vi) The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company's balance sheets included

                                       18

          in the Audited Financial Statements or the Unaudited Financial
          Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid
          Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

               (vii) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     2.16 Environmental Matters.

          (a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws; (ii) the properties currently operated by the Company (including soils, groundwater, surface water, buildings or other structures) have not been contaminated with any Hazardous Substances by any action of the Company; (iii) the properties formerly owned by the
     Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or, to the Company's knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release of any
     Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the
     Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any
     Environmental Law or relating to Hazardous Substances.

          (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A)
     the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any
     Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any
     Governmental Entity pursuant to any Environmental Law.

                                       19

     2.17 Brokers; Third Party Expenses. Except as set forth in Schedule 2.17 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except pursuant to Section 1.5, and as disclosed in Schedule 2.17 hereto, no shares of common stock, options, warrants or other securities of either Company or Parent are payable to any third party by Company as a result of this Merger.

     2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii)
     copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks");
     (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company, including software and software programs developed by or exclusively licensed to the Company
     (specifically excluding any off the shelf or shrink-wrap software).

     "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

     "Company Registered Intellectual Property" means all of the Registered
     Intellectual Property owned by, or filed in the name of, Company.

     "Company Products" means all current versions of products or service offerings of Company.

          (a) Except as disclosed in Schedule 2.18 hereto, no Company
     Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the

                                       20

     validity, use or enforceability of such Company Intellectual Property or
     Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Except as disclosed in Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual
     Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

          (c) The operation of the business of the Company as such business currently is conducted, including the Company's use of any product, device or process, has not and does not infringe or misappropriate the
     Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

     2.19 Agreements, Contracts and Commitments.

          (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Company
     Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term "Material Company Contracts" shall mean
     (x) each Company Contract that (I) is for services provided to a client or
     (II) is with a subcontractor of the Company, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and (z)
     without limitation of subclause (x) or subclause (y), each of the following
     Company Contracts:

               (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company and by or to any officer, director, stockholder or holder of derivative securities of the
          Company ("Insider");

               (ii) any guaranty, direct or indirect, by the Company, a
          Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (iii) any Company Contract of employment;

               (iv) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or

                                       21

          lease any asset of the Company or (y) providing for any right
          (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the
          Company;

               (v) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

               (vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

               (vii) any collective bargaining agreement with any labor union;

               (viii) any lease or similar arrangement for the use by the
          Company of real property or Personal Property where the annual lease payments are greater than $25,000;

               (ix) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

               (x) any Company Contract to which any Insider of the Company is a party.

          (b) Each Company Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts have been heretofore delivered or made available to Parent or Parent's counsel.

          (c) Except as set forth in Schedule 2.19, neither the Company nor, to the best of Company's knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material
     Company Contract, and no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a
     Material Adverse Effect on the Company. Each Material Company Contract is
     in full force and effect.

     2.20 Insurance. Schedule 2.20 sets forth the Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance
Policies") of the Company which the Company reasonably believes are adequate in amount and scope for the Business in which they are engaged.

     2.21 Governmental Actions/Filings. Except as set forth in Schedule 2.21, the Company has been granted and holds, and has made, all Governmental
Actions/Filings

                                       22

necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the
Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21 hereto, will not expire prior to December 31, 2006 (except to the extent such expiration is not reasonably expected to have a Material Adverse Effect), and the Company is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse
Effect upon the Company. Except as set forth in Schedule 2.21, no Governmental
Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

     For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

     2.22 Interested Party Transactions. Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the
Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii)
reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other employee benefits made generally available to all employees.
Except as set forth in Schedule 2.22, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in
Schedule 2.22, to the knowledge of the Company, no officer, director or
Stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person's ownership of capital stock or other securities of the Company or such Person's employment with the Company).

     2.23 Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved, subject to the approval of the Company's stockholders, this
Agreement and the transactions contemplated hereby.

     2.24 Stockholder Approval. The shares of Company Common Stock owned by the
Stockholders constitute, in the aggregate, the requisite amount of shares necessary for the

                                       23

adoption of this Agreement and the approval of the Merger by the stockholders of the Company in accordance with the DGCL.

     2.25 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

     2.26 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing until the Escrow Termination Date except that the representations and warranties set forth in Section 2.15 shall survive the Closing until the Tax Escrow
Termination Date.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in Schedule 3 attached hereto (the "Parent Schedule"),
Parent represents and warrants to, and covenants with, the Company, as follows:

     3.1 Organization and Qualification.

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of the Parent's Charter Documents.

          (b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                                       24

     3.2 Subsidiaries. Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     3.3 Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of
     Parent consists of 30,000,000 shares of common stock, par value $0.0001 per share ("Parent Common Stock") and 1,000,000 shares of preferred stock, par value $0.0001 per share ("Parent Preferred Stock"), of which 8,300,000 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3(a), (i) no shares of
     Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or
     Parent Preferred Stock granted to employees of Parent or other parties
     ("Parent Stock Options") and there are no outstanding Parent Stock Options;
     (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase
     Parent Common Stock or Parent Preferred Stock ("Parent Warrants") and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common
     Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities ("Parent Convertible Securities"). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and
     (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

          (b) The shares of Parent Common Stock to be issued by Parent in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

          (c) Except as set forth in Schedule 3.3(c) or as contemplated by this
     Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or

                                       25

     other agreements or understandings to which the Parent is a party or by which the Parent is bound with respect to any equity security of any class of the Parent.

     3.4 Authority Relative to this Agreement. Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby
(including the Merger). The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby (including the
Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent, enforceable against
Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     3.5 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not: (i) conflict with or violate Parent's Charter Documents, (ii) conflict with or violate any Legal
     Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default)
     under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse
     Effect on Parent.

          (b) The execution and delivery of this Agreement by Parent do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (ii) for the filing of any notifications required under the HSR
     Act and the expiration of the required waiting period thereunder, (iii) the qualification of Parent as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and
     (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect on Parent,

                                       26

     or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     3.6 Compliance. Parent has complied with, is not in violation of, any Legal
Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal
Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any
Legal Requirements has been received by Parent.

     3.7 SEC Filings; Financial Statements.

          (a) Parent has made available to the Company and the Stockholders a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the "Parent SEC
     Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC
     Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

          (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each
     Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by
     Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

     3.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in
Parent SEC Reports which are, individually or in

                                       27

the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii)
liabilities incurred since September 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

     3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC
Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2005, there has not been: (i) any Material
Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of
Parent's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving
Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any
Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any
Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in
U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of
Parent other than in the ordinary course of business.

     3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent's knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

     3.11 Employee Benefit Plans. Except as may be contemplated by the Parent
Plan (as defined in Section 5.1(a)), Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will (i)
result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by
Parent, nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

                                       28

     3.13 Business Activities. Since its organization, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

     3.14 Title to Property. Parent does not own or lease any real property or
Personal Property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in real property or Personal Property.

     3.15 Taxes. Except as set forth in Schedule 3.15 hereto:

          (a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such
     Returns.

          (b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

          (c) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

          (e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

          (f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to
     Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

                                       29

          (g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code.

     3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect:
(i) Parent has complied with all applicable Environmental Laws; (ii) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) Parent has not been associated with any release or threat of release of any Hazardous Substance; (iv) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and
(v) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

     3.17 Brokers. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered
Intellectual Property.

     3.19 Agreements, Contracts and Commitments.

          (a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals)
     of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than
     $25,000, or (b) may not be cancelled by Parent on less than 30 days' or less prior notice ("Parent Contracts"). All Parent Contracts are listed in
     Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

          (b) Each Parent Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of
     Parent have been heretofore delivered to the Company.

          (c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to

                                       30

     have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material
     Adverse Effect on Parent.

     3.20 Insurance. Except for directors' and officers' liability insurance,
Parent does not maintain any Insurance Policies.

     3.21 Interested Party Transactions. Except as set forth in the Parent SEC
Reports filed prior to the date of this Agreement, no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent. To Parent's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. To Parent's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent
(other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

     3.22 Indebtedness. Parent has no indebtedness for borrowed money.

     3.23 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is
quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Parent's knowledge, threatened against Parent by
Nasdaq or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

     3.24 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the
Merger and approved this Agreement and the transactions contemplated hereby,
(ii) determined that the Merger is in the best interests of the stockholders of
Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent's net assets.

     3.25 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $36,353,000 invested in United States Government securities in a trust account administered by Continental Stock Transfer and
Trust Company (the "Trust Fund"), less such amounts, if any, as Parent is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent's Charter Documents.

     3.26 Governmental Filings. Except as set forth in Schedule 3.26, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by

                                       31

Parent of its business (as presently conducted) or used or held for use by
Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to
December 31, 2006, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental
Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

     3.27 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

     3.28 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive until the
Closing.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and
Parent shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule
4.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the
Company and Parent shall not do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or

                                       32

     restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or
     Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company, or Parent as applicable;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Parent, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

          (g) Amend its Charter Documents;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, to the extent that the aggregate consideration to be paid with respect thereto is in excess of $1,000,000, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

                                       33

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

          (j) Incur any indebtedness for borrowed money in excess of $1,000,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

          (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable
     "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits
     (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

          (l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

          (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or
     Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $250,000 in any 12 month period;

                                       34

          (p) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

          (q) Settle any litigation to which an Insider is a party or where the consideration given by the Company is other than monetary;

          (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

          (s) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

          (t) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

          (u) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

          (v) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice;
     or

          (w) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Proxy Statement; Special Meeting.

          (a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Merger ("Parent Stockholder
     Approval"), (ii) the change of the name of Parent to a name selected mutually by Parent and the Company (the "Name Change Amendment"), (iii) an
     increase in the number of authorized shares of Parent Common Stock to
     75,000,000 (the

                                       35

     "Capitalization Amendment"), (iv) an amendment to remove the preamble and sections A through D, inclusive of Article Sixth from Parent's Certificate of Incorporation from and after the Closing and to redesignate section E of
     Article Sixth as Article Sixth, and (v) the adoption of an Incentive Stock
     Option Plan (the "Parent Plan") at a meeting of holders of Parent Common
     Stock to be called and held for such purpose (the "Special Meeting"). The
     Parent Plan shall provide that an aggregate of no less than 1,140,000 shares of Parent Common Stock shall be reserved for issuance pursuant to the Parent Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock (the "Proxy Statement"). The Company shall furnish to Parent all information concerning the Company as Parent may reasonably request in connection with the preparation of the Proxy
     Statement. The Company and its counsel shall be given an opportunity to review and comment on the preliminary Proxy Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved by the
     SEC as promptly as practicable. Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange
     Act. Prior to the Closing Date, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the
     Company Common Stock reside and in which such registration or qualification is required and to take any other such actions that may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

          (b) As soon as practicable following the approval of the Proxy
     Statement by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the
     Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

          (c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the
     Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to stockholders of Parent, and as of the date of the Special
     Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that
     Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the
     Company for inclusion in the Proxy Statement will not as of the date on which the Proxy

                                       36

     Statement (or any amendment or supplement thereto) is first distributed to stockholders of Parent or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

          (d) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this
     Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Parent Stockholder Approval.

     5.2 Directors and Officers of Parent After Merger. Parent shall take all necessary action so that the persons listed in Schedule 5.2 are elected to the positions of officers and directors of Parent, as set forth therein, to serve in such positions effective immediately after the Closing. The Stockholders and those stockholders of Parent stated to be parties thereto shall enter into a
Voting Agreement in the form of Exhibit D on or before the Closing Date.

     5.3 HSR Act. If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other
Governmental Entity regarding the transactions contemplated by this Agreement,
(b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any
Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be shared equally by Parent and the Company.

     5.4 Other Actions.

          (a) At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC
     ("Merger Form 8-K"), which shall be in a form reasonably acceptable to the
     Company and in a format acceptable for EDGAR filing. Prior to Closing,
     Parent and the Company shall prepare the press release announcing the consummation of the Merger hereunder ("Press Release"). Concurrently with the Closing, Parent shall file the Merger Form 8-K with the SEC and distribute the Press Release.

                                       37

          (b) The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby.
     This obligation shall include, on the part of Parent, sending a termination letter to Continental Stock Transfer & Trust Company ("Continental") in
     substantially the form of Exhibit A attached to the Investment Management
     Trust Agreement by and between Parent and Continental dated as of June 24,
     2004. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any
     Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     5.5 Required Information. In connection with the preparation of the Merger
Form 8-K and Press Release, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the
Merger, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental
Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.6 Confidentiality; Access to Information.

          (a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i)
     information which was known to the one party or their respective agents

                                       38

     prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this
     Agreement is terminated as provided in Article VIII hereof, each party (i)
     will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

          (b) Access to Information.

               (i) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as
          Parent may reasonably request. No information or knowledge obtained by
          Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the
          Merger.

               (ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

               (iii) Notwithstanding anything to the contrary contained herein, each party hereby agrees that, by proceeding with the Closing, he or it shall be conclusively deemed to have waived for all purposes hereunder any inaccuracy of representation or breach of warranty by another party that is actually known by him or it prior to the
          Closing, including knowledge obtained as a result of a supplement or amendment to a Disclosure Schedule (as hereinafter defined) pursuant to Section 5.14; provided that no such supplement or amendment shall preclude the Company or Parent from terminating this Agreement if the
          Disclosure Schedule, as so supplemented or amended, does not satisfy the provisions of Section 6.2(a) or Section 6.3(a), as the case may
          be..

                                       39

     5.7 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Stockholders) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.
Notwithstanding the foregoing, the parties hereto agree that Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement with respect to which the Company may review and comment upon prior to filing and that any language included in such Current
Report shall be deemed to have been approved by the Company.

     5.8 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v)
the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing,
Parent and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated

                                       40

by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     5.9 Treatment as a Reorganization. Neither Parent nor the Company nor
Stockholders shall take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a
"reorganization" within the meaning of Section 368(a) of the Code.

     5.10 No Parent Common Stock Transactions. Each officer, director and
Stockholder of the Company shall agree that it shall not, prior to December 31,
2007, sell, transfer or otherwise dispose of an interest in any of the shares of
Parent Common Stock it receives as a result of the Merger other than as permitted pursuant to the Lock-Up Agreement in the form of Exhibit E hereto executed by such Person prior to or on the Closing Date.

     5.11 Certain Claims.

          (a) As additional consideration for the issuance of Parent Common
     Stock pursuant to this Agreement, each of the Stockholders hereby releases and forever discharges, effective as of the Closing Date, the Company and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Stockholder's (i) status as a holder of an equity interest in the Company; and (ii) employment, service, consulting or other similar agreement entered into with the Company prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of Parent set forth in this
     Agreement.

          (b) As additional consideration for the Stockholders to enter into this Agreement, the Company hereby releases and forever discharges, effective as of the Closing Date, each of the Stockholders from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Stockholder's employment, service, consulting or other similar agreement entered into with the
     Company prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing.

     5.12 No Securities Transactions. Neither the Company nor any Stockholder or
any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The
Company shall use its best efforts to require each of its officers, directors and employees to comply with the foregoing requirement.

                                       41

     5.13 No Claim Against Trust Fund. The Company and the Stockholders
acknowledge that, if the transactions contemplated by this Agreement are not consummated by June 30, 2006, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company and the Stockholders hereby waive all rights against Parent to collect from the
Trust Fund any moneys that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (other than as a result of the Merger, pursuant to which the Company would have the right to collect the monies in the Trust Fund), and will not seek recourse against the
Trust Fund for any reason whatsoever.

     5.14 Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party's representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition
(financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the "Disclosure
Schedules") being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a),
7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

     5.15 Nasdaq Listing. Parent and the Company shall use their reasonable efforts to obtain the listing for trading on Nasdaq of the Parent Common Stock, the Units issued in Parent's initial public offering and the class of warrants included in such Units. If such listing is not obtained by the Closing, the parties shall continue to use their best efforts after the Closing to obtain such listing.

     5.16 Further Actions.

          (a) The Company shall use its reasonable efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable Parent to fulfill its obligations hereunder.

                                       42

          (b) Parent shall use its reasonable efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable the Company and the Stockholders to fulfill their obligations hereunder.

     5.17 No Solicitation.

          (a) The Company will not, and will cause its Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group
     (other than Parent and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction.

          (b) Parent will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the
     Company and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction.

     5.18 Charter Protections; Directors' and Officers' Liability Insurance.

          (a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) For a period of six (6) years after the Closing Date, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Parent (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the Closing Date.

          (c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any
     Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.18.

          (d) The provisions of this Section 5.18 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the
     Closing Date and may not be changed without the consent of Committee referred to in Section 2.13(a).

                                       43

     5.19 Insider Loans; Equity Ownership in Subsidiaries. Each Stockholder, at
or prior to Closing, shall (i) repay to the Company any loan by the Company to such Stockholder and any other amount owed by the Stockholder to the Company;
(ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Stockholder to a third party to be terminated; and (iii) cease to own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes the name "Hill International." The Company shall use its best efforts to enable the Stockholders to accomplish the foregoing.

                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) HSR Act; No Order. All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

          (b) Stockholder Approval. The Parent Stockholder Approval, the Name
     Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents
     and an executed copy of an amendment to Parent's Certificate of
     Incorporation reflecting the Name Change Amendment and the Capitalization
     Amendment shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

          (c) Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent's initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent's Charter Documents.

          (d) Stock Quotation or Listing. The Parent Common Stock at the Closing
     will be quoted on the OTC BB or listed for trading on Nasdaq, if the application for such listing is approved, and there will be no action or proceeding pending or threatened against Parent by the NASD to prohibit or terminate the quotation of Parent Common Stock on the OTC BB or the trading thereof on Nasdaq.

                                       44

          (e) Appraisal Rights. Holders of no more than five percent (5%) of the shares of any class of securities of the Company outstanding immediately before the Effective Time shall have taken action to exercise their appraisal rights pursuant to Section 262 of the DGCL.

     6.2 Additional Conditions to Obligations of Company. The obligations of the
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and
     (ii) subject to the provisions of the last sentence of Section 5.14, and except as may be waived by the Company, on and as of the Closing Date with the same force and effect as if made on the Closing Date and each representation and warranty of Parent contained in this Agreement that is not qualified as to materiality shall have been true and correct (iii) as of the date of this Agreement and (iv) in all material respects on and as of the Closing Date with the same force and effect as if made on the
     Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent
     ("Parent Closing Certificate").

          (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this
     Agreement to be performed or complied with by it on or prior to the Closing
     Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to
     Parent, and the Parent Closing Certificate shall include a provision to such effect.

          (c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i)
     prevent consummation of any of the transactions contemplated by this
     Agreement, (ii) cause any of the transactions contemplated by this
     Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent
     Common Stock to be issued by Parent in connection with the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

          (d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse
     Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

                                       45

          (e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

          (f) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

          (g) Opinion of Counsel. The Company shall have received from Graubard
     Miller, counsel to Parent, an opinion of counsel in substantially the form of Exhibit F annexed hereto, with such changes as Graubard Miller reasonably deems appropriate.

          (h) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by
     Parent's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and
     (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

          (i) Press Release. Parent shall have delivered the Press Release to the Company, in a form reasonably acceptable to the Company.

          (j) Resignations. The persons listed in Schedule 6.2(j) shall have resigned from all of their positions and offices with Parent.

          (k) Trust Fund. Parent shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.25, dispersed to Parent immediately upon the Closing.

     6.3 Additional Conditions to the Obligations of Parent. The obligations of
Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this
     Agreement and (ii) subject to the provisions of the last sentence of
     Section 5.14, and except as may be waived by Parent, on and as of the
     Closing Date with the same force and effect as if made on the Closing Date and each representation and warranty of the Company contained in this
     Agreement that is not qualified as to materiality shall have been true and correct (iii) as of the date of this Agreement and (iv) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of Parent ("Company Closing Certificate").

          (b) Agreements and Covenants. The Company and the Stockholders shall have performed or complied in all material respects with all agreements and covenants

                                       46

     required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse
     Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

          (c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i)
     prevent consummation of any of the transactions contemplated by this
     Agreement, (ii) cause any of the transactions contemplated by this
     Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

          (d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse
     Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

          (e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

          (f) Employment Agreements. Employment Agreements between the Company and, separately, Irvin Richter, David Richter and Stuart Richter in the
     forms of Exhibit G, Exhibit H and Exhibit I, respectively, shall be in full force and effect.

          (g) Opinion of Counsel. Parent shall have received from McCarter &
     English, LLP, counsel to the Company, an opinion of counsel in substantially the form of Exhibit J annexed hereto, with such changes as
     McCarter & English, LLP, reasonably deems appropriate.

          (h) Comfort Letters. Parent shall have received "comfort" letters in the customary form from BDO Seidman, LLP and Amper, Politziner & Mattia,
     P.C., dated the effective date of distribution of the Proxy Statement and the Closing Date (or such other date or dates reasonably acceptable to
     Parent) with respect to certain financial statements and other financial information included in the Proxy Statement.

          (i) Voting and Lock-Up Agreements. The Voting Agreement in the form of
     Exhibit D and the Lock-Up Agreements in the form of Exhibit E shall be in full force and effect.

          (j) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the
     Company's board

                                       47

     of directors and stockholders in connection with the approval of this
     Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

          (k) Resignations. The persons listed in Schedule 6.3(k) shall have resigned from their positions and offices with the Company.

          (l) Derivative Securities. There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of Company Common Stock or other securities of the Company.

          (m) Insider Loans; Equity Ownership in Subsidiaries. All outstanding loans to Insiders from the Company shall have been repaid in full; all outstanding guaranties and similar arrangements pursuant to which the
     Company has guaranteed the payment or performance of any obligations of any
     Insider to a third party shall have been terminated; and (iii) no Insider shall own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes in its name "Hill International."

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification of Parent.

          (a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent, the
     Company and their respective representatives, successors and permitted assigns (the "Parent Indemnitees") shall be indemnified, defended and held harmless from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

               (i) subject to the provisions of Section 5.6(b)(iii), the
          inaccuracy or breach of any representation or warranty of Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this
          Agreement with respect hereto or thereto in connection with the
          Closing;

               (ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement;

               (iii) the matters identified with an asterisk in Schedule 2.10 of the Company Schedule to the extent not reserved for on the interim balance sheet included in the Unaudited Financial Statements;

                                       48

               (iv) the matters referred to in Schedule 2.15 of the Company
          Schedule;

               (v) the failure of the Company to maintain Workers' Compensation
          Insurance in the Commonwealth of Puerto Rico; or

               (vi) the failure to get consent of a contracting party to either of the agreements listed on Schedule 2.5 if such consent is required to (A) allow the continuation of such agreement following the Merger on the same terms as existed immediately prior to the Merger and/or
          (B) waive the right of any contracting party thereto to terminate such agreement as a result of the Merger.

          (b) As used in this Article VII, the term "Losses" shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach)
     for which Parent Indemnitee may be entitled to indemnification pursuant to
     Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as "material," "materially," or
     "Material Adverse Effect" shall be deemed made or given without such qualification and without giving effect to such words. Notwithstanding the foregoing, "Losses" arising from the matters described in Section
     7.1(a)(iii) above shall be limited to the amount of any actual judgment or settlement in excess of reserves provided for in the Unaudited Financial
     Statements and shall not include costs, expenses or legal fees incurred in connection with such matters by the Company, or, following the Merger, the
     Surviving Company (but would include any of the legal fees of other parties ordered or agreed to be paid in such judgment or settlement).

     7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a
Person other than the Company (a "Third Party Claim") shall be subject to the following terms and conditions:

          (a) Notice of Claim. Parent, acting through the Committee, will give the Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a "Notice of Claim") which Notice of
     Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket
     Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and
     (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at its expense.

          (b) Defense. The Representative shall have the right, at its option
     (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the
     Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to

                                       49

     Parent to be the lead counsel in connection with such defense. If the
     Representative is permitted and elects to assume the defense of a Third
     Party Claim:

               (i) the Representative shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Parent shall have the right to approve the settlement, which approval will not be unreasonably withheld or delayed; and

               (ii) Parent shall cooperate fully in all respects with the
          Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Representative all pertinent information and documents under its control.

          (c) Limitations of Right to Assume Defense. The Representative shall not be entitled to assume control of such defense if (i) the Third Party
     Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against Parent; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Parent other than as a result of money damages or other money payments.

          (d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any
     Third Party Claim by Parent against the Representative and shall not affect the Representative's duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had Parent given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, Parent shall not settle such action. Parent shall make available to the Representative all relevant records and other relevant materials required by them and in the possession or under the control of Parent, for the use of the Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

          (e) Failure to Defend. If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Parent will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the
     Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

                                       50

          (f) Parent's Rights. Anything in this Section 7.3 to the contrary notwithstanding, the Representative shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

          (g) Representative Consent. Unless the Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement

     7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Parent shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Representative. If Parent has received the payment required by this Agreement from the Representative in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Representative and shall pay to the Representative, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Representative pursuant to this Agreement in respect of such
Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i)
entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

     7.4 Limitations on Indemnification.

          (a) Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing required to be delivered by the Company to Parent in connection with this Agreement
     (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing for the period that ends on the Escrow Termination Date (the "Survival Period") except that the representations and warranties contained in Section 2.15 shall survive the
     Closing for the period that ends on December 31, 2010 (the "Tax Survival
     Period").

          (b) Any claim made by a party hereunder for breach of a representation or warranty prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of

                                       51

     Claim sent prior to the expiration of the Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period or the Tax Survival
     Period, as the case may be.

          (c) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $500,000 (the "Deductible"), in which event the amount payable shall only be the amount in excess of the amount of the Deductible, and, subject to the limitations set forth in Section 7.5(c), all future amounts that become payable under Section 7.1 from time to time thereafter.
     Notwithstanding the foregoing, the Deductible shall not apply to Losses that arise out of a Tax Indemnification Claim or an indemnification claim made pursuant to Section 7.1(a)(iii) or Section 7.1(a)(v), all of which shall be indemnifiable as to all Losses that so arise from the first dollar thereof.

          (d) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Shares and
     Parent shall have no claim against the Company's stockholders other than for the Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares).

     7.5 Exclusive Remedy. Parent hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this
Article VII. Notwithstanding any of the foregoing, nothing contained in this
Article VII shall in any way impair, modify or otherwise limit Parent's or
Company's right to bring any claim, demand or suit against the other party based upon such other party's actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

     7.6 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger, except as otherwise required by Law.

     7.7 Representative Capacities; Application of Escrow Shares. The parties acknowledge that the Representative's obligations under this Article VII are solely as a representative of the Company's stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Parent under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Parent as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares. Out-of-pocket expenses of the Representative for attorneys' fees and other costs shall be borne in the first instance by Parent, which may make a claim for reimbursement thereof against the Escrow Shares upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in

                                       52

the Escrow Agreement). The parties further acknowledge that all actions to be taken by Parent pursuant to this Article VII shall be taken on its behalf by the
Committee in accordance with the provisions of the Escrow Agreement. The Escrow
Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the
Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto. Notwithstanding anything to the contrary in this
Agreement or the Escrow Agreement, all Escrow Shares remaining in escrow on
December 31, 2010 shall be released and delivered to the Persons entitled to them on the following business day.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual written agreement of Parent and the Company at any time;

          (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2006 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this
     Agreement;

          (c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this
     Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the
     Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to
     Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the
     Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by
     Parent is cured during such thirty (30)-day period);

                                       53

          (e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this
     Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article
     VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then
     Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the
     Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section
     8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period); or

          (f) by either Parent or the Company, if, at the Special Meeting
     (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under
     Parent's certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent's initial public offering and outstanding as of the date of the record date of the Special
     Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent's certificate of incorporation.

     8.2 Notice of Termination; Effect of Termination. Any termination of this
Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.13, 8.2 and 8.3 and Article X
(General Provisions) shall survive the termination of this Agreement, and (ii)
nothing herein shall relieve any party from liability for any breach of this
Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

     8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

                                   ARTICLE IX

                                  DEFINED TERMS

                                       54

     Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

"AAA"                                        Section 10.12
"Acquisition Proposal"                       Section 5.17
"Affiliate"                                  Section 10.2(f)
"Agreement"                                  Section 1.2
"Approvals"                                  Section 2.1(a)
"Audited Financial Statements"               Section 2.7(a)
"Base Shares"                                Section 1.5(b)
"Basic Indemnity Shares"                     Section 1.11
"Blue Sky Laws"                              Section 1.16(c)
"Capitalization Amendment"                   Section 5.1(a)
"Certificate of Merger"                      Section 1.2
"Charter Documents"                          Section 2.1(a)
"Closing"                                    Section 1.2
"Closing Date"                               Section 1.2
"Code"                                       Recital C
"Company"                                    Heading
"Company Certificates"                       Section 1.5(b)
"Company Closing Certificate"                Section 6.3(a)
"Company Common Stock"                       Section 1.5(a)
"Company Contracts"                          Section 2.19(a)
"Company Intellectual Property"              Section 2.18
"Company Preferred Stock"                    Section 2.3(a)
"Company Products"                           Section 2.18
"Company Registered Intellectual Property"   Section 2.18
"Company Schedule"                           Article II Preamble
"Company Stock Options"                      Section 2.3(a)
"Continental"                                Section 5.4(b)
"Corporate Records"                          Section 2.1(c)
"DGCL"                                       Recital A
"Deductible"                                 Section 7.4(c)
"Disclosure Schedules"                       Section 5.14
"Dissenter"                                  Section 1.17(a)
"Dissenting Shares"                          Section 1.17(b)
"EBIT"                                       Section 1.18(b)
"EBIT Shares"                                Section 1.18(a)
"EBIT Target"                                Section 1.18(c)
"Effect of the Merger"                       Section 1.3
"Effective Time"                             Section 1.2
"Environmental Law"                          Section 2.16(b)
"Escrow Agreement"                           Section 1.11
"Escrow Termination Date"                    Section 1.11
"Escrow Shares"                              Section 1.11

                                       55

"Exchange Act"                               Section 1.11
"Governmental Action/Filing"                 Section 2.21
"Governmental Entity"                        Section 1.13(c)
"Hazardous Substance"                        Section 2.16(c)
"HSR Act"                                    Section 2.5(b)
"Insider"                                    Section 2.19(a)(i)
"Insurance Policies"                         Section 2.20
"Intellectual Property"                      Section 2.18
"Knowledge"                                  Section 10.2(d)
"Legal Requirements"                         Section 10.2(b)
"Lien"                                       Section 10.2(e)
"Losses"                                     Section 7.1(b)
"Material Adverse Effect"                    Section 10.2(a)
"Material Company Contracts"                 Section 2.19(a)
"Merger"                                     Section 1.1
"Merger Form 8-K"                            Section 5.4(a)
"Name Change Amendment"                      Section 5.1(a)
"NASD"                                       Section 3.23
"Notice of Claim"                            Section 7.2(a)
"OTC BB"                                     Section 3.23
"Outstanding Company Stock Number"           Section 1.5(a)
"Parent"                                     Heading
"Parent Closing Certificate"                 Section 6.2(a)
"Parent Common Stock"                        Section 1.5(a)
"Parent Contracts"                           Section 3.19(a)
"Parent Convertible Securities"              Section 3.3(a)
"Parent Indemnitees"                         Section 7.1
"Parent Plan"                                Section 5.1(a)
"Parent Preferred Stock"                     Section 3.3(a)
"Parent SEC Reports"                         Section 3.7(a)
"Parent Schedule"                            Article III Preamble
"Parent Stock Options"                       Section 3.3(a)
"Parent Stockholder Approval"                Section 5.1(a)
"Parent Warrants"                            Section 3.3(a)
"Patents"                                    Section 2.18
"Person"                                     Section 10.2(c)
"Plans"                                      Section 2.11(a)
"Press Release"                              Section 5.4(a)
"Proxy Statement"                            Section 5.1(a)
"Registered Intellectual Property"           Section 2.18
"Representative"                             Section 1.11
"Returns"                                    Section 2.15(b)(i)
"Securities Act"                             Section 1.13(c)
"Special Meeting"                            Section 5.1(a)
"Stockholder/Stockholders"                   Heading
"Subsidiary/Subsidiaries"                    Section 2.2

                                       56

"Survival Period"                            Section 7.4(a)
"Surviving Corporation"                      Section 1.1
"Tax/Taxes"                                  Section 2.15(a)
"Tax Escrow Termination Date"                Section 1.11
"Tax Indemnification Claim"                  Section 1.11
"Tax Indemnity Shares"                       Section 1.11
"Third Party Claim"                          Section 7.2
"Trademarks"                                 Section 2.18
"Trust Fund"                                 Section 3.25
"U.S. GAAP"                                  Section 2.7(a)
"Unaudited Financial Statements"             Section 2.7(b)

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     if to Parent, to:

          Arpeggio Acquisition Corporation
          10 East 53rd Street, 35th Floor
          New York, New York 10022
          Attention: Eric Rosenfeld
          Telephone: 212-319-7676
          Telecopy: 212-319-0760

     with a copy to:

          David Alan Miller, Esq.
          Graubard Miller
          405 Lexington Avenue
          New York, New York 10174-1901
          Telephone: 212-818-8661
          Telecopy: 212-818-8881

                                       57

     if to the Company or Stockholders, to:

          Hill International, Inc.
          303 Lippincott Centre
          Marlton, New Jersey 08053
          Attention: Irvin E. Richter and
                     David L. Richter
          Telephone: 856-810-6200
          Telecopy: 856-810-9407

with a copy to:

          McCarter & English, LLP
          245 Park Avenue, 27th Floor
          New York, New York 10167
          Attention: Peter S. Twombly, Esq.
          Telephone: 212-609-6811
          Telecopy: 212-935-1773

     10.2 Interpretation. When a reference is made in this Agreement to an
Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this
Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words "include," "includes"
and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect
Subsidiaries of such entity. For purposes of this Agreement:

          (a) the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i)
     changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, or (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell;

          (b) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted,

                                       58

     adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts;

          (c) the term "Person" shall mean any individual, corporation
     (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental
     Entity;

          (d) the term "knowledge" means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a
     Person in a similar capacity of an entity other than a corporation;

          (e) the term "Lien" means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

          (f) the term "Affiliate" means, as applied to any Person, any other
     Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition,
     "control" (including with correlative meanings, the terms "controlling,"
     "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

          (g) all monetary amounts set forth herein are referenced in United
     States dollars, unless otherwise noted.

     10.3 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

     10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a)
constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Parent and the Company dated November 16, 2005 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not

                                       59

intended to confer upon any other person any rights or remedies hereunder
(except as specifically provided in this Agreement).

     10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this
Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

     10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

     10.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party

                                       60

contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this
Agreement shall not constitute a waiver of such right.

     10.12 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address.
Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in New York
City, New York. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City or such other place as the parties shall agree. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this
Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties.
Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                                       61

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                          ARPEGGIO ACQUISITION CORPORATION

                                          By: /s/ Eric Rosenfeld
                                              ----------------------------------
                                              Eric Rosenfeld, Chairman, CEO
                                              and President

                                          HILL INTERNATIONAL, INC.

                                          By: /s/ Irvin E. Richter
                                              ----------------------------------
                                              Irvin E. Richter, Chairman and CEO

                                          STOCKHOLDERS:

                                          /s/ Irvin E. Richter
                                          --------------------------------------
                                          Irvin E. Richter

                                          /s/ David L. Richter
                                          --------------------------------------
                                          David L. Richter

                                          /s/ Brady H. Richter
                                          --------------------------------------
                                          Brady H. Richter

                                       62

                         INDEX OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A - Certificate of Incorporation of Parent

Exhibit B - By-Laws of Parent

Exhibit C - Form of Escrow Agreement

Exhibit D - Form of Voting Agreement

Exhibit E - Form of Lock-Up Agreement

Exhibit F - Form of Opinion of Graubard Miller

Exhibit G - Form of Employment Agreement for Irvin Richter

Exhibit H - Form of Employment Agreement for David Richter

Exhibit I - Form of Employment Agreement for Stuart Richter

Exhibit J - Form of Opinion of McCarter & English, LLP

Schedules

Schedule 1.12   - Affiliates of the Company
Schedule 2      - Company Schedule
Schedule 3      - Parent Schedule
Schedule 4.1    - Permitted Parent and Company Actions
Schedule 5.2    - Directors and Officers of Parent
Schedule 6.2(j) - Parent Resignations
Schedule 6.3(k) - Company Resignations

                                       63

                                  SCHEDULE 1.12
                       RULE 145 AFFILIATES OF THE COMPANY

Directors

Irvin E. Richter
David L. Richter
Brady H. Richter

Officers

Irvin E. Richter          Chairman and Chief Executive Officer
David L. Richter          President and Chief Operating Officer
Frederic Z. Samelian      President, Construction Claims Group
Raouf S. Ghali            President, Project Management Group (International)
Renny Borhan              Senior Vice President
Gail P. Charles           Senior Vice President
Ronald F. Emma            Senior Vice President
Frank J. Giunta           Senior Vice President
Michael V. Griffin        Senior Vice President
Peter F. Nassab           Senior Vice President
James W. Palmer           Senior Vice President & Director, Transportation Group
D. Clarke Pile            Senior Vice President
Alann M. Ramirez          Senior Vice President
Stuart S. Richter         Senior Vice President
Abdo Kardous              Senior Vice President

The inclusion of any Officer on this list is not an admission that such Officer is in fact an "Affiliate" for the purposes of Rule 145 promulgated under the
Securities Act.

Stockholders

Name               Shares Owned   Percent
----               ------------   -------
Irvin E. Richter     4,000,000     66.7%
David L. Richter     1,000,000     16.7%
Brady H. Richter     1,000,000     16.7%

                                       64

                                   SCHEDULE 2
                                COMPANY SCHEDULE
                       (Information Furnished Separately)

Schedule 2.1  - Organization and Qualification

Schedule 2.2  - Subsidiaries

Schedule 2.3  - Capitalization

Schedule 2.5  - Required Consents

Schedule 2.6  - Compliance

Schedule 2.7  - Financial Statements

Schedule 2.8  - No Undisclosed Liabilities

Schedule 2.9  - Absence of Certain Changes or Events

Schedule 2.10 - Litigation

Schedule 2.11 - Employee Benefit Plans

Schedule 2.13 - Restrictions on Business Activities

Schedule 2.14 - Title to Property

Schedule 2.15 - Taxes

Schedule 2.16 - Environmental Matters

Schedule 2.17 - Brokers; Third Party Expenses

Schedule 2.18 - Intellectual Property

Schedule 2.19 - Agreements, Contracts and Commitments

Schedule 2.20 - Insurance

Schedule 2.21 - Governmental Actions/Filings

Schedule 2.22 - Interested Party Transactions

                                       65

                                   SCHEDULE 3
                                 PARENT SCHEDULE
                       (Information Furnished Separately)

Schedule 3.3  - Capitalization

Schedule 3.14 - Title to Property

Schedule 3.15 - Taxes

Schedule 3.19 - Agreements, Contracts and Commitments

Schedule 3.26 - Governmental Filings

                                       66

                                  SCHEDULE 4.1
                      COMPANY AND PARENT PERMITTED ACTIONS

COMPANY PERMITTED ACTIONS:

4.1(h)  The acquisition of Pickavance Consulting Ltd.

4.1(j)  The refinancing, including any increase of the credit line, with Merrill
        Lynch, or any other lender.

PARENT PERMITTED ACTIONS:

     None

                                       67

                                  SCHEDULE 5.2
                        DIRECTORS AND OFFICERS OF PARENT

Directors

Irvin E. Richter
David L. Richter
Eric Rosenfeld
Arnaud Ajdler
Five persons to be designated pursuant to Voting Agreement

Officers (Senior Vice President and Above)

Irvin E. Richter          Chairman and Chief Executive Officer
David L. Richter          President and Chief Operating Officer
Frederic Z. Samelian      President, Construction Claims Group
Raouf S. Ghali            President, Project Management Group (International)
Renny Borhan              Senior Vice President
Gail P. Charles           Senior Vice President
Ronald F. Emma            Senior Vice President
Frank J. Giunta           Senior Vice President
Michael V. Griffin        Senior Vice President
John W. Herzog            Senior Vice President
Richard W. Lamb           Senior Vice President
Peter F. Nassab           Senior Vice President
James W. Palmer           Senior Vice President & Director, Transportation Group
D. Clarke Pile            Senior Vice President
Alann M. Ramirez          Senior Vice President
Stuart S. Richter         Senior Vice President
William H. Dengler, Jr.   Senior Vice President, General Counsel and Secretary
Erin E. Leschak           Assistant Secretary

                                       68

                                 SCHEDULE 6.2(J)
                               PARENT RESIGNATIONS

All directors of Parent shall resign as directors of Parent effective as of the
Closing Date other than those designated to be directors pursuant to the Voting
Agreement.

All Persons who are officers of Parent immediately prior to the Closing Date shall resign from their officer positions effective as of the Closing Date.

                                       69

                                 SCHEDULE 6.3(K)
                              COMPANY RESIGNATIONS

Brady H. Richter shall resign as a director of the Company effective as of the
Closing Date.

                                       70